UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2014

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the "Annual Meeting") of TeleCommunication Systems, Inc. (the "Company") was held on May 29, 2014. At the Annual Meeting, stockholders voted on the following items:

Proposal 1: The election of two Class I directors to serve for terms of three years, until the Company's annual meeting of stockholders to be held in 2017, and until his successor is duly elected and qualifies, unless prior to that date they have resigned or otherwise left office. The Class I directors received votes as follows:

Thomas M. Brandt, Jr.
FOR: 35,483,896
AGAINST: 0
ABSTENTIONS: 10,360,851
BROKER NON-VOTES: 0

Jon B. Kutler
FOR: 26,960,748
AGAINST: 0
ABSTENTIONS: 18,883,999
BROKER NON-VOTES: 0

Proposal 2: Approval of the Compensation of our Named Executive Officers.

Approved on an advisory basis (non-binding), the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement ("Say on Pay") for the Annual Meeting. There were 24,809,661 votes cast for the proposal, 20,313,776 votes cast against the proposal, 721,309 abstentions and 0 broker non-votes.

Each of the proposals was approved by the stockholders. There were no other matters coming before the Annual Meeting that required a vote by the stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

May 30, 2014	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary